Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-120229) of MarketAxess Holdings Inc. of our report dated March 4, 2005, except for the restatement described in Note 2 to the consolidated financial statements, as to which the date is August 11, 2005, relating to the consolidated financial statements of MarketAxess Holdings Inc. and subsidiaries, which appears in this Form 10-K/A.
PricewaterhouseCoopers LLP
New York, New York
August 12, 2005